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                                                                   Exhibit 10.35

                                   AGREEMENT


        AGREEMENT dated as of August 20, 1998 by and between Intracel Corporation, a Delaware corporation (the "Company") and First Union National Bank (the successor-in-interest to CoreStates Enterprise Fund, a division of CoreStates Bank, N.A.) (the "Noteholder").

        WHEREAS, the Noteholder currently owns beneficially and of record (i) a secured promissory note of the Company, dated June 11, 1996, in the original principal amount of $4,000,000 (together with any "payment-in-kind" notes issued pursuant thereto, in the aggregate, the "Note"), (ii) the Company's Series A-III Common Stock Warrant, dated June 11, 1996 (the "Warrant"), to purchase up to 318,148 shares of the Company's Common Stock, $.0001 par value per share (the "Common Stock"); and (iii) 318,148 shares of Common Stock.

        WHEREAS, the Company is in the process of negotiating the terms of a proposed financing transaction (the "Northstar Financing") with Northstar Advantage High Total Return Fund and/or affiliates thereof ("Northstar"); and

        WHEREAS, simultaneously with the closing of the Northstar Financing (the "Northstar Closing"), the Company desires to repay the Note, to direct the transfer of a portion of the Warrant representing the right to acquire 238,610 shares of Common Stock which may be acquired under the Warrant (the portion of the Warrant to be transferred is hereinafter referred to as the "Securities") to Northstar and to terminate all of the liens, pledges and security interests (the "Security Interests") granted to the Noteholder in the assets and securities of the Company in furtherance of the Security Documents (as defined under the Note) in consideration for payment to the Noteholder of the amount specified herein to be paid therefor (the "Purchase Price"), and the Noteholder desires that the Note be so repaid, that the Securities be transferred and that the Security Interests be so terminated, all on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

        1. Cancellation of the Securities; Payment of Purchase Price; Termination of Security Interests.

        1.1 Notice of Northstar Closing and Note Payoff Amount. The Company hereby notifies the Noteholder that the closing (the "Closing") of the transactions contemplated hereby shall occur (the "Closing Date") on August 21, 1998. The Noteholder has calculated the amount of principal and accrued interest that will be due and owing under the Note and all other amounts due and payable under the Note and the Note and Series A-III Warrant Purchase Agreement dated as of June 11, 1996 between the Company and the Noteholder, as amended to date (the "Original Agreement") as of the Closing Date (the "Purchase Price") and a copy of the pay-off letter setting forth such calculation is attached hereto as Exhibit A.


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     1.2 Cancellation of the Note and Security Interests and Transfer of
Securities. Upon receipt in immediately available funds of the Purchase Price, subject to Paragraph 1.5 hereof: (a) the Noteholder shall, and hereby agrees to, cancel the Note (subject to Paragraph 4.4 hereof), terminate the Security Interests and sell and transfer all of its right, title and interest, legal and equitable, in and to the Securities to Northstar, and the Company hereby agrees to the foregoing; and

     (b) all of the Noteholder's right, title and interest in, and lien on, the property and assets of the Company and each of its Subsidiaries in which it was granted a security interest pursuant to the Note shall be released and terminated and all of the Company's obligations under the Note, including any obligation under Section 15 of the Note, shall be deemed satisfied in full.

     1.3 Deliveries at the Closing. (a) On the Closing Date, the Noteholder shall deliver to counsel to Northstar in escrow pending the receipt of the Purchase Price, (i) the certificate representing the Warrant to the Company, together with such assignment documents attached thereto as shall be necessary to transfer the Securities to Northstar; and (ii) the Note, and (B) such executed releases and UCC-3 and other termination statements (collectively, the "Termination Statements") as the Company reasonably deems sufficient to terminate the Security Interests under the Uniform Commercial Code and otherwise.

     (b) On the Closing Date, the Company shall deliver (i) payment of the Purchase Price by delivery of immediately available funds to Noteholder in the amount of the Purchase Price and (ii) a new warrant certificate (the "Replacement Warrant") registered in the name of the Noteholder evidencing the right, which is not being purchased in connection with this Agreement, to acquire 79,538 shares of the Company's Common Stock. The Replacement Warrant shall embody the same terms and conditions of the Warrant other than the number of shares of Common Stock with which it is exercisable.

     1.4 Closing. The Closing with respect to the transactions provided for in this Agreement shall be held at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 on the Closing Date.

     1.5 Closing Date. The Noteholder and the Company hereby acknowledge and agree that the obligation of the Noteholder to accept the Purchase Price and perform its obligations under this agreement is contingent upon the Closing Date taking place on or before August 21, 1998. The parties hereby agree that time is of the essence hereunder. If the Noteholder shall not have received the Purchase Price on or before August 21, 1998, the Noteholder shall be under no obligation to perform its obligations hereunder.

     2. Representations and Warranties of the Noteholder. The Noteholder hereby represents and warrants as follows:

     2.1 Ownership of Securities. The Noteholder has good and marketable title to the Securities and the Note. Upon the consummation of the transactions contemplated hereby, the Noteholder will have transferred to the Company, and the Company will have acquired good and valid title to the Securities, free and clear of all liens, claims and encumbrances.

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     2.2. Authorization, etc. The Noteholder has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Noteholder. This Agreement constitutes a valid and binding agreement of the Noteholder, enforceable against the Noteholder in accordance with its terms.

     2.3. No Conflict. The execution and delivery of this Agreement by the Noteholder and the consummation of the transactions contemplated hereby will not conflict with, violate or constitute a breach or default under any of its material agreements.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

     3.1. Authorization, etc. The Company has full corporate power and authority to execute and deliver this Agreement and the Replacement Warrant and to carry out the transactions contemplated hereby. This Agreement and the Replacement Warrant have been duly executed and delivered by the Company. This Agreement and the Replacement Warrant constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

     3.2. No Conflict. The execution and delivery of this Agreement and the Replacement Warrant by the Company and the consummation of the transactions contemplated hereby will not conflict with, violate or constitute a breach or default under any of its material agreements.

     4.   Miscellaneous.

     4.1. Counterparts. This Agreement may be executed in one or more counterparts, but all such counterparts shall constitute one and the same instrument.

     4.2 Amendments; Non-assignability of Rights. This Agreement may not be amended or assigned without the prior written consent of the parties hereto.

     4.3. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws and rules thereof would result in the application of the laws of a jurisdiction other than the State of New York.

     4.4. Integration and Severability. The covenants and agreements of the parties hereto (or their predecessor) set forth in the following agreements are incorporated by reference as if set forth in full herein: (i) Section 5.1 through 5.4, Article VI and Sections 8.1 through 8.3 of the Original Agreement,
(ii) Section 14 of that certain Secured Promissory Note by the Company dated June 11, 1996 (as amended to date, the "Note"). This Agreement (including such incorporation by reference of the Original Agreement and the Notes set forth in this Section 4.4) embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or



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more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.

     4.5 Headings. The headings of the articles, sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.




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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above stated.

     INTRACEL CORPORATION



     By:
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     FIRST UNION NATIONAL BANK



     By: [SIG]
         -------------------------------


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above stated.

     INTRACEL CORPORATION



     By: [SIG]
         -------------------------------



     FIRST UNION NATIONAL BANK



     By:
         -------------------------------


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